Exhibit 99.1

Impac Mortgage Holdings, Inc. Tuesday, July 23, 2013 Annual Stockholders’ Meeting

Safe Harbor Statement During this presentation we may make projections or other forward-looking statements in regards to but not limited to GAAP and taxable earnings, cash flows, interest rate and market risk exposure, mortgage production and general market conditions. Please refer to the “Business Risk Factors” in our most recently filed Form 10K and other reports filed under the Securities and Exchange Act of 1934. These documents contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forwardlooking statements. This presentation including outlook and any guidance is effective as of the date given and we expressly disclaim any duty to update the information herein.

2012 Overview Year Over Year Net Earnings Comparison by Segment ($ in thousands) For the year ended December 31, 2012 2011 Net earnings (loss) Diluted EPS Net earnings (loss) Diluted EPS Mortgage Lending $18,093 $2.29 $(11,258) $(1.35) Real Estate Services 12,638 1.60 19,134 2.29 Long-term Mortgage Portfolio (17,313) (2.19) (380) (0.04) Continuing Operations $13,418 $1.70 $7,496 $0.90 Income tax expense from continuing operations 1,244 0.16 1,194 0.14 Continuing operations, net of tax $12,174 $1.54 $6,302 $0.76 Discontinued Operations, net of tax (1) (15,549) (1.96) (3,078) (0.37) Net (loss) earnings attributable to IMH $(3,375) $(0.42) $3,224 $0.39 (1) Includes $6.1 million legacy settlement charge

Mortgage Lending 2010 2011 2012 $40.8 $883.2 $2,419.7 $0 $500 $1,000 $1,500 $2,000 $2,500 (in millions) Mortgage Originations 2010 2011 2012 $173.9 $605.4 $1,492.1 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 (in millions) Mortgage Servicing Portfolio 2010 2011 2012 $42.0 $87.5 $217.5 $0 $50 $100 $150 $200 $250 (in millions) Warehouse Capacity

2013 Overview Continued to increase our lending originations market share. Real Estate Services segment continues to be profitable. Issued $20.0 million in convertible debt. (in millions) First 6 Months 2013 First 6 Months 2012 Total Originations 1,453.9 $ 897.7 $ Servicing Portfolio (1) 2,110.2 $ 946.4 $ Weighted Average Coupon (1) (2) 3.85% 4.12% Weighted Average FICO (1) (2) 732 742 Warehouse Capacity (1) 290.0 $ 145.0 $ (1) As of end of period (2) Excludes approximately $100 mi l l i on of AmeriHome originations prior to Excel 's acquisition i n October of 2010

2013 Strategic Focus Expand All Lending Production Channels Continue Loan Product Diversification Provide Re-Warehousing Facilities Continue to Provide Real Estate & Recovery Services Create Shareholder Value with AmeriHome Mortgage Corp. (in millions) First 6 Months 2013 First 6 Months 2012 Wholesale Originations 634.7 $ 507.2 $ Retail Originations 440.3 $ 283.8 $ Correspondent Originations 378.9 $ 106.6 $ Total Originations 1,453.9 $ 897.7 $

This concludes my prepared remarks, thank you for attending Impac Mortgage Holdings, Inc. 2013 Annual Stockholders’ Meeting.